Exhibit 15.2
Proxy

Please
sign
and
return
this
proxy
whether
or not
you expect
to attend
the
meeting

You may
nevertheless
vote in
person if
you attend
This proxy is solicited on behalf of the Board of Directors
     The undersigned hereby appoints Mr. Manuel Sanchez Ortega and Mr. José Ignacio del Barrio Gómez and each of them as Proxies, each with the full power to appoint his/her/its substitute, and hereby authorizes them to represent and to vote, as designated below, all the Ordinary Shares of Telvent GIT, S.A. held of record by the undersigned on October 16, 2008, at the Extraordinary Shareholders Meeting to be held on October 23, 2008, on the first call, and, as the case may be, on October 24, 2008, on the second call, and at any adjournments thereof:
1.	Approval of a capital increase, waiving the preemptive rights, by means of the issuance of 4,847,059 new ordinary shares of the same class and series as the existing shares, at a nominal value of Euros 3.00505 plus an issue premium equal to the difference between Euros 3.00505 and the exchange value in Euros of U.S. $ 21.25 at the date of issuance of the shares and subsequent amendment of article 5º of the Company’s Articles of Association.
          For  ☐                     Against  ☐                     Abstain  ☐
2.	Grant of power to the Board of Directors to correct, formalize, execute and/or legalize all documents memorializing the agreements of the shareholders at this meeting.
          For  ☐                     Against  ☐                     Abstain  ☐
3.	Approval, as the case may be, of the minutes of this meeting as may be required by law.
          For  ☐                     Against  ☐                     Abstain  ☐
4.	In their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting.
          For  ☐                     Against  ☐                     Abstain  ☐
This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for Proposals 1 through 4.
Unless directed otherwise by the transfer agent or your broker, proxy cards should be delivered to the Company to the attention of the Secretary to the Board of Directors.

Please sign exactly as your name appears in the record book. When shares are held by joint tenants, both should sign.

When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Number of Ordinary Shares Owned:

(Signature)

Date: , 2008
Printed Name:

(Signature, if held jointly)

Printed Name:

Address:

Please mark, sign, date and return the proxy card promptly

State of
County of
The foregoing instrument was acknowledged before me this ___day of                                          2008, by                                                     .

Notary
*English translation of proxy published in Spain on September 18, 2008.